Exhibit 10.1

CEO AGREEMENT

SEVERANCE AND CHANGE IN CONTROL AGREEMENT
Brinker International, Inc. (the “Company”), and _________________________ (“Executive”) (collectively, the “Parties”) agree to enter into this SEVERANCE AND CHANGE IN CONTROL AGREEMENT (“Agreement”) dated as of ________________201__ (“Effective Date”) as follows:

1.	TERM OF AGREEMENT.
The Agreement will commence as of the Effective Date and will terminate upon the date that all of the obligations of the Parties with respect to this Agreement have been satisfied.

2.	AT WILL EMPLOYMENT.
The Company and Executive acknowledge that Executive’s employment is and will continue to be at-will. The Company may terminate the employment relationship at any time as described in Section 3.

3.	TERMINATION OF EMPLOYMENT.
Executive’s employment may be terminated under any of the circumstances set forth in this Section 3. Upon termination, Executive (or his beneficiary or estate, as the case may be) shall be entitled to receive the compensation and benefits described in Section 4 below, and, if applicable, Section 5 or 6 below.

(a)	Death. Executive’s employment shall terminate upon Executive’s death.

(b)
Total Disability. The Company may terminate Executive’s employment upon his becoming “Totally Disabled.” For purposes of this Agreement, the term “Totally Disabled” shall mean the Executive is eligible to receive benefits under the long-term disability plan then sponsored by the Company, with no reasonable prospect of returning to normal full-time service. A determination of “Totally Disabled” shall be made by the Company in its sole discretion.

(c)
Termination by the Company for Cause. The Company may terminate Executive’s employment for Cause at any time after providing written notice to Executive. For purposes of this Agreement, the term “Cause” shall mean:

(i)
An act of fraud, misappropriation or embezzlement by Executive in connection with the Company or a Related Company as determined by the affirmative vote of at least a majority of the Board of Directors of the Company (“Board”) or executive committee thereof;

(ii)
Gross mismanagement or gross neglect of the Executive’s duties to the Company or a Related Company and its policies, procedures or guidelines as determined by the affirmative vote of at least a majority of the Board or executive committee thereof; or

(iii)	Conviction of Executive by a court of competent jurisdiction of a felony.
For purposes of this Agreement, the term “Related Company” means any company during any period in which it is a “parent company” (as that term is defined in Section 424(e) of the Internal Revenue Code (the “Code”)) with respect to the Company, or a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

Exhibit 10.1

CEO AGREEMENT

(d)	Termination by the Company without Cause. The Company may terminate Executive’s employment without Cause at any time after providing written notice to Executive.

(e)
Termination by Executive without Good Reason. Executive may terminate his employment under this Agreement without Good Reason after providing not less than thirty (30) days’ advance written notice to the Company.

(f)
Termination by Executive for Good Reason. Executive may terminate his employment under this Agreement for Good Reason. The term “Good Reason” means the satisfaction of all of the following requirements:

(i)
One or more of the following facts and circumstances exist without Executive’s consent: (A) a reduction in Executive’s then current base salary other than a general reduction in base salary that affects all similarly situated executives in substantially the same proportions; (B) a reduction in Executive’s target annual bonus opportunity; (C) a relocation of the principal location at which Executive is required to provide services by more than fifty (50) miles; (D) the Company's failure to obtain an agreement from any successor to the Company to assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform, except where such assumption occurs by operations of law; (E) a material, adverse change in Executive’s title, reporting relationship, authority, duties or responsibilities; or (F) a failure of any successor to the Company to nominate Executive for election by shareholders to the successor Company's board of directors; and

(ii)
Executive shall have provided the Company written notice within thirty (30) days of his knowledge or reason to know of the existence of any fact or circumstance constituting Good Reason, the Company shall have failed to cure or eliminate such fact(s) or circumstance(s) within thirty (30) days of its receipt of such notice, and the resulting termination of employment occurs within thirty (30) days following expiration of such cure period.

4.	COMPENSATION FOLLOWING TERMINATION OF EMPLOYMENT.
Upon termination of Executive’s employment under this Agreement for any reason, Executive (or his designated beneficiary or estate, as the case may be) shall be entitled to receive the following compensation:

(a)
Earned but Unpaid Compensation, Expense Reimbursement. The Company shall pay Executive any accrued but unpaid base salary for services rendered to the date of termination and any accrued but unpaid expenses required to be reimbursed under this Agreement.

(b)	Other Compensation and Benefits. Except as may be provided under this Agreement,

(i)
any benefits to which Executive may be entitled pursuant to the Company’s plans, policies and arrangements shall be determined and paid in accordance with the terms of such plans, policies and arrangements, and

(ii)	Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation.

Exhibit 10.1

CEO AGREEMENT

If the requirements of Section 5 or 6 are satisfied, the Company shall also pay Executive the amounts described in Section 5 or 6, as applicable. For the avoidance of doubt, in no event shall Executive be paid amounts under both Sections 5 and 6.

5.	ADDITIONAL COMPENSATION PAYABLE FOLLOWING TERMINATION WITHOUT CAUSE PRIOR TO A CHANGE IN CONTROL OR MORE THAN TWO YEARS FOLLOWING A CHANGE IN CONTROL.

(a)
Requirements for Additional Compensation. In addition to the compensation set forth in Section 4 above, Executive will receive the additional compensation set forth in subsection (b) below if the following requirements are met:

(i)
Executive’s employment is terminated by the Company pursuant to Section 3(d) above (Termination by the Company without Cause) prior to a Change in Control (as defined in Section 7) or more than two (2) years following a Change in Control;

(ii)	Executive strictly abides by the restrictive covenants set forth in Section 10 below; and

(iii)
Executive executes (and does not revoke) a separation agreement and release in a form satisfactory to the Company on or after his employment termination date, but no later than the date required by the Company in accordance with applicable law.

(b)	Additional Compensation. The Company shall provide Executive with the following compensation and benefits:

(i)
An amount equal to twenty-four (24) months of Executive’s then current base salary PLUS an amount equal to Executive’s target bonus for the year of termination under the applicable Brinker International, Inc. Profit Sharing Plan (“Annual Bonus Plan”) in a lump sum within sixty (60) days after the date of Executive’s termination; plus

(ii)
Subject to (x) Executive’s timely election of continuation coverage under COBRA, and (y) Executive’s continued copayment of premiums at the same level and cost to Executive as if Executive were an employee of the Company, continued payment by the Company of his health insurance coverage during the eighteen (18) month period following the date of termination to the same extent that the Company paid for such coverage immediately prior to the date of termination, subject to the eligibility requirements and other terms and conditions of such insurance coverage.

The treatment of Executive’s outstanding equity awards, if any, upon termination shall be determined in accordance with the applicable equity plan documents.

6.	ADDITIONAL COMPENSATION PAYABLE FOLLOWING TERMINATION WITHOUT CAUSE OR FOR GOOD REASON WITHIN TWO YEARS FOLLOWING A CHANGE IN CONTROL.

(a)
Requirements for Additional Compensation. In addition to the compensation set forth in Section 4 above, Executive will receive the additional compensation set forth in subsection (b) below, if the following requirements are met:

Exhibit 10.1

CEO AGREEMENT

(i)
Executive’s employment is terminated by the Company pursuant to Section 3(d) above (Termination by the Company without Cause) or by Executive pursuant to Section 3(f) (termination by Executive for Good Reason) within two (2) years following a Change in Control;

(ii)	Executive strictly abides by the restrictive covenants set forth in Section 10 below; and

(iii)
Executive executes (and does not revoke) a separation agreement and release in a form satisfactory to the Company on or after his employment termination date, but no later than the date required by the Company in accordance with applicable law.

(b)	Additional Compensation. The Company shall provide Executive with the following compensation and benefits:

(i)
An amount equal to thirty-six (36) months of Executive’s then current base salary PLUS an amount equal to Executive’s target bonus for the year of termination under the Annual Bonus Plan in a lump sum within sixty (60) days after the date of Executive’s termination; plus

(ii)
Subject to (x) Executive’s timely election of continuation coverage under COBRA, and (y) Executive’s continued copayment of premiums at the same level and cost to Executive as if Executive were an employee of the Company, continued payment by the Company of his health insurance coverage during the eighteen (18) month period following the date of termination to the same extent that the Company paid for such coverage immediately prior to the date of termination, subject to the eligibility requirements and other terms and conditions of such insurance coverage.

The treatment of Executive’s outstanding equity awards, if any, upon termination shall be determined in accordance with the applicable equity plan documents.

7.	CHANGE IN CONTROL.

(a)
For purposes of this Agreement, “Change in Control” shall mean the definition of “Change in Control” in the Company’s then current fiscal year Profit Sharing Plan, or if none or if there is no such plan:

(i)	a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis; or

(ii)
the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”)) by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company; or

(iii)
the failure at any annual or special meetings of the Company’s shareholders held during the three-year period following a “solicitation in opposition” as defined in Rule 14a-6 promulgated under the Exchange Act, of a majority of the persons nominated by the Company in the proxy material mailed to shareholders by the management of the Company to win election to seats on the Board (such majority calculated based upon the total number of persons nominated by the Company failing to win election to seats on the Board divided

Exhibit 10.1

CEO AGREEMENT

by the total number of Board members of the Board as of the beginning of such three-year period), excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.

8.	EXCLUSIVE REMEDY.
In the event of a termination of Executive’s employment, the provisions of Section 4 and 5(b) or 6(b), as applicable, are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive otherwise may be entitled, whether at law, tort or contract, in equity, or under this Agreement (including, without limitation, under the Company’s then current severance plan for executive officers of the Company). Executive will be entitled to no benefits, compensation or other payments or rights upon a termination of employment other than those benefits expressly set forth in Section 4 and 5(b) or 6(b), as applicable, of this Agreement.

9.	LIMITATION ON PAYMENTS.

(a)
In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, then any post-termination severance benefits payable under this Agreement or otherwise will be either:

(i)	delivered in full, or

(ii)	delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

(b)
If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments; (ii) cancellation of accelerated vesting of equity awards (by cutting back performance-based awards first and then time-based awards, based on reverse order of vesting dates (rather than grant dates)), if applicable; and (iii) reduction of employee benefits.

(c)
Unless the Company and Executive otherwise agree in writing, any determination required under this Section 9 will be made in writing by the Company’s independent public accountants or by such other person or entity to which the Parties mutually agree (the “Firm”), whose determination will be conclusive and binding upon Executive and the Company. For purposes of making the calculations required by this Section 9, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section. The Company will bear all costs the Firm may incur in connection with any calculations contemplated by this Section 9.

Exhibit 10.1

CEO AGREEMENT

10.	RESTRICTIVE COVENANTS.

(a)	Confidential Information/Competitive Business.

(i)
Confidential Information and Trade Secrets. Executive agrees that during the course of employment with the Company, Executive has and will come into contact with and have access to various forms of Confidential Information and Trade Secrets, which are the property of the Company. This information relates both to the Company, its customers, suppliers, vendors, contractors, consultants, and employees. For purposes of this Agreement, “Confidential Information and Trade Secrets” shall include, but shall not be limited to:

(A)
business plans and strategy, marketing and expansion plans, pricing information, sales information, technological information, food and beverage processes, recipes and the like, product information, specifications, inventions, research, policies, processes, creative projects, methods and intangible rights, computer software, source code, marketing techniques and arrangements, information about the Company’s active and prospective customers, suppliers, vendors, contractors, consultants, and other business relationships, or any non-public operational, business or financial information relating to the Company or any of its parents, subsidiaries, or affiliates; and

(B)	the identity of the Company’s employees, their salaries, bonuses, incentive compensation, benefits, qualifications, and abilities, all of which information Executive acknowledges and agrees is not generally known or available to the general public, but has been developed, compiled or acquired by the Company at its great effort and expense. Confidential Information and Trade Secrets can be in any form – oral, written or machine readable, including electronic files.

(ii)
Secrecy of Confidential Information and Trade Secrets Essential. Executive acknowledges and agrees that the Company is engaged in a highly competitive business and that its competitive position depends upon its ability to maintain the confidentiality of the Confidential Information and Trade Secrets which were developed, compiled and acquired by the Company over a considerable period of time and at its great effort and expense. Executive further acknowledges and agrees that any disclosure, divulging, revelation or use of any of the Confidential Information and Trade Secrets, other than in connection with the Company’s business or as specifically authorized by the Company, will be highly detrimental to the Company, and that serious loss of business and pecuniary damage may result therefrom.

(b)
Non-Disclosure of Confidential Information. Executive agrees that, except as specifically required in the performance of his duties on behalf of the Company, Executive will not directly or indirectly use, disclose or disseminate to any other person, organization or entity, any of the Company’s Confidential Information and Trade Secrets, either during the period of Executive’s employment or at any time thereafter. Executive further agrees to maintain the Company’s Confidential Information and Trade Secrets in strict confidence and to use all commercially reasonable efforts to not allow any unauthorized access to, or disclosure of, the Company’s Confidential Information and Trade Secrets. Executive agrees not to save or store Confidential Information or Trade Secrets outside the Company’s password protected computer systems such as on a personal USB thumb drive, backup drive, home computer, personal phone, email account or cloud storage.

Exhibit 10.1

CEO AGREEMENT

(c)
Return of Material. Executive agrees that, upon the termination of his employment for any reason, and immediately upon request of the Company at any time, he will promptly return (and shall not delete, destroy or modify) all property, including any originals and all copies of any documents, whether stored on computers or in hard copy, obtained from the Company, or any of its current, former or prospective customers, suppliers, vendors, employees, contractors, and consultants, whether or not Executive believes it qualifies as Confidential Information and Trade Secrets.  Such property shall include everything obtained during and as a result of Executive’s employment with the Company, other than documents related to Executive’s compensation and benefits, such as pay stubs and benefit statements. In addition, Executive shall also return any phone, facsimile, printer, scanner, computer, electronic data storage device, or other items or equipment provided by the Company to Executive to perform his employment responsibilities during his employment with the Company. If Executive has saved or stored Confidential Information and Trade Secrets outside the Company’s password protected computer systems such as on a personal USB thumb drive, backup drive, home computer, personal phone, email account or cloud storage, Executive agrees to tender the device or location to the Company for removal of the Confidential Information and Trade Secrets. Executive further agrees that he shall not access or attempt to access the Company’s computer systems after the termination of Executive’s employment with the Company. Executive also agrees that he does not have a right of privacy to any communications sent through the Company’s electronic communications systems (including, without limitation, emails, phone calls and voicemail) and that the Company may monitor, retain, and review all such communications in accordance with applicable law.

(d)
No Competitive Activity. Executive acknowledges and agrees that the Company is engaged in a highly competitive business and that by virtue of Executive’s position and responsibilities with the Company and Executive’s access to the Confidential Information and Trade Secrets, engaging in any business which is directly competitive with the Company will cause the Company great and irreparable harm. Therefore, Executive covenants and agrees that at all times

(i)	during his period of employment with the Company, and

(ii)
in the event his employment is terminated involuntarily by the Company (whether such termination is for Cause or without Cause, or otherwise), or he terminates his employment for Good Reason within two (2) years following a Change in Control, during the period beginning on the date of termination of his employment and ending twelve (12) months following his date of termination,

Executive shall not, directly or indirectly, engage in, assist, or have any active interest or involvement, whether as an employee, agent, consultant, advisor, officer, director, stockholder (excluding holding of less than 1% of the stock of a public company), partner, proprietor or any type of principal whatsoever, in any Competitive Business within the Restricted Territory. For purposes of this Agreement, “Competitive Business” means any of the following restaurants:
1    Ale House Restaurant            29    Landry’s Seafood
2     Applebee’s                30    Legal Sea Foods
3    Beef O’Brady’s                31    Longhorn Steakhouse
4    Bennigan’s Tavern            32    McCormick & Schmick’s
5    BJ’s Restaurant and Brewhouse        33    McDonald’s
6    Bonefish Grill                34    Miller’s Ale House Restaurant
7    BRAVO! Cucina Italiana        35    Morton’s of Chicago

Exhibit 10.1

CEO AGREEMENT

8    Brio Tuscan Grille            36    O’Charleys
9    Buca di Beppo                37    Olive Garden
10    Buffalo Wild Wings            38    On The Border
11    California Pizza Kitchen        39    Outback Steakhouse
12    Carino’s Italian Grill            40    Palm Restaurant
13    Carraba’s Italian Grill            41    Panera
14    Champps Americana            42    Pappadeaux Seafood Kitchen
15    Cheddar’s Casual Café             43    PF Chang’s China Bistro
16    Cheesecake Factory            44    Pizza Hut
17    Chipotle Mexican Grill            45    Red Robin
18    Chuy’s                    46    Romano’s Macaroni Grill
19    Cracker Barrel                47    Ruby Tuesday
20    Dave & Busters                48    Ruth’s Chris Steak House
21    Fogo De Chao                49    Seasons 52
22    Fuddruckers                50    Taco Bell
23    Hooters                    51    Texas Roadhouse
24    Houlihans                52    TGI Fridays
25    Houston’s/Hillstone            53    Uno Chicago Grill
26    Il Fornaio Restaurant            54    Wendy’s
27    J Alexanders                55    Yard House
28    KFC

For purposes of this Agreement, the “Restricted Territory” means the United States of America.

(e)
Non-Solicitation of Employees. Executive acknowledges and agrees that solely as a result of employment with the Company, Executive has and will come into contact with and acquire Confidential Information and Trade Secrets regarding some, most, or all of the Company’s employees. Therefore, Executive covenants and agrees that at all times

(i)	during his period of employment with the Company, and

(ii)
during the period beginning on the date of termination of his employment (whether such termination is voluntary or involuntary, with Good Reason or without Good Reason, for Cause or without Cause, or otherwise) and ending twenty-four (24) months following his date of termination,

Executive shall not, either on Executive’s own account or on behalf of any person, firm, or business entity, recruit, solicit, interfere with, or endeavor to cause any employee of the Company with whom Executive came into contact or about whom Executive obtained Confidential Information and Trade Secrets, to leave his or her employment with the Company, or to work in a capacity that is competitive with the Company, or to work in a capacity that is similar to the capacity in which the employee was employed by the Company.

(f)
Non-Disparagement. Executive covenants and agrees that during the course of his employment by the Company and at any time thereafter, Executive shall not, directly or indirectly, in public or private, deprecate, impugn, disparage, or make any remarks that would tend to or be construed to tend to defame the Company, its products or services, or any of its officers, directors, employees, or agents; nor shall Executive assist any other person, firm or company in so doing.

Exhibit 10.1

CEO AGREEMENT

(g)
Defend Trade Secrets Act of 2016.  Under the federal Defend Trade Secrets Act of 2016, Executive understands that he shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that:  (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to an attorney in relation to a lawsuit for retaliation against Executive for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive further understands that the Company will not retaliate against him in any way for a disclosure made in accordance with the law.

(h)
Equity Award. As additional consideration for the restrictive covenants set forth in this Section 10, and to incentivize Executive to achieve the highest level of individual performance and to benefit from the long-term growth and profitability of the Company, the Company agrees that it will grant Executive an additional award of ___________________ when it makes the next annual equity grant to Executive, which is scheduled to be made in August 2017.

11.	ENFORCEMENT OF COVENANTS.

(a)
Termination of Employment and Forfeiture of Compensation. Executive agrees that in the event that the Company determines that he has breached any of the covenants set forth in Section 10 above during his employment, the Company shall have the right to terminate his employment for Cause. In addition, Executive agrees that if the Company determines that he has breached any of the covenants set forth in Section 10 at any time, the Company shall have the right to discontinue any or all remaining benefits payable pursuant to Section 5 or 6 above, as applicable. Such termination of employment or discontinuance of benefits shall be in addition to and shall not limit any and all other rights and remedies that the Company may have against Executive and the separation agreement and release set forth in Section 5(a)(iii) or 6(a)(iii), as applicable, shall remain in full force and effect.

(b)
Right to Injunction. Executive acknowledges and agrees that compliance with the covenants set forth in this Agreement is necessary to protect the business and goodwill of the Company and any breach of the covenants set forth in Section 10 above will cause irreparable damage to the Company with respect to which the Company’s remedy at law for damages will be inadequate. Therefore, in the event of breach or anticipatory breach of the covenants set forth in Section 10 by Executive, Executive and the Company agree that the Company shall be entitled to the following particular forms of relief, in addition to any remedies otherwise available to it at law or equity: (i) injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach and Executive hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (ii) recovery of all reasonable sums expended and costs, including reasonable attorney’s fees, incurred by the Company to enforce the covenants set forth in Section 10.

(c)
Severability of Covenants. If in any judicial proceeding, a court shall hold that any covenant set forth in Section 10 is not permitted by applicable law, then Executive and the Company agree that such covenant shall be reformed to the maximum time, geographic, or scope limitations permitted by such law. Further, in the event a court shall hold that any of the covenants set forth in Section 10 are unenforceable and cannot be reformed, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining covenants to be enforced in such proceeding. Executive and the Company further agree that the covenants in Section 10 shall each be construed as a separate

Exhibit 10.1

CEO AGREEMENT

agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action by Executive against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants set forth in Section 10. In the event Executive fails to comply with any of the covenants as written, challenges the enforceability of any of the covenants, or if any of the covenants are found to be unenforceable and not susceptible to reformation, the Company shall have the right to discontinue any or all remaining benefits payable pursuant to Section 5 or 6 above, as applicable.

12.	WITHHOLDING OF TAXES.
The Company shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

13.	NO CLAIM AGAINST ASSETS.
Nothing in this Agreement shall be construed as giving Executive any claim against any specific assets of the Company or as imposing any trustee relationship upon the Company in respect of Executive. The Company shall not be required to establish a special or separate fund or to segregate any of its assets in order to provide for the satisfaction of its obligations under this Agreement. Executive’s rights under this Agreement shall be limited to those of an unsecured general creditor of the Company and its affiliates.

14.	SUCCESSORS AND ASSIGNMENT.

(a)
Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, representatives, successors and assigns. The rights and benefits of Executive under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.

(b)
Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise), or to all or substantially all of the Company’s business and/or assets, will assume the obligations under this Agreement and will agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.

15.	ENTIRE AGREEMENT; AMENDMENT.
This Agreement shall supersede any and all existing oral or written agreements, representations, or warranties between Executive and the Company or any of its subsidiaries or affiliated entities relating to the terms of Executive’s employment. It may not be amended except by a written agreement signed by both Parties.

16.	GOVERNING LAW; STATUTORY AND COMMON LAW DUTIES.
This Agreement shall be governed by the laws of the State of Texas without reference to its principles of conflict of law. This Agreement is intended to supplement, and not supersede, any remedies or claims that may be available to the Company under applicable common and/or statutory law, including, without limitation, any common law and/or statutory claims relating to the misappropriation of trade secrets and/or unfair business practices.

17.	ARBITRATION.

Exhibit 10.1

CEO AGREEMENT

(a)
Matters Subject to Arbitration. Brinker and Executive agree to arbitrate all disputes (except for those listed in the next section) involving legal or equitable rights which Brinker may have against Executive or Executive may have against Brinker, its affiliates, subsidiaries, divisions, predecessors, successors, assigns and their current and former employees, officers, directors, and agents, arising out of or in any manner related to the Agreement and the employment relationship between Brinker and Executive. This includes, for example, disputes about the terms and conditions of employment, wages and pay, leaves of absence, reasonable accommodation, or termination of employment. Such claims include, but are not limited to, those under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Family and Medical Leave Act, the Americans with Disabilities Act of 1990, Sections 1981 through 1988 of Title 42 of the United States Code, any state or local anti-discrimination, harassment, or wage laws (such as the Texas Commission on Human Rights Act), or any other federal, state, or local law, ordinance or regulation, or those based on any public policy, contract, tort, equitable theory, or common law or any claim for costs, fees, or other expenses or relief, including attorneys’ fees. Matters covered by this Section 17(a) are subject to arbitration, not a court or jury trial.

(b)
Matters Not Subject to Arbitration. The following matters are not subject to arbitration: (i) claims for workers’ compensation benefits; (ii) claims for unemployment compensation benefits; (iii) claims based upon current (successor or future) stock option plans, or employee pension and/or welfare benefit plans, if those plans already contain some form of arbitration or other procedure for the resolution of disputes under the plan; (iv) claims which by federal law are not subject to mandatory arbitration, such as those statutory claims which the Dodd-Frank Wall Street Reform Act provides may not be subject to mandatory pre-dispute arbitration, but only to the extent federal law prohibits enforcement of the class, collective or representative action waiver (discussed in Section 17(c) below) with respect to these types of claims; and (v) claims included in any lawsuit or administrative proceeding to which Executive is a party and which are pending against Brinker prior to the date Executive signs the Agreement. Also, nothing in Section 17 of the Agreement limits Executive’s ability to file a charge with a federal, state or local administrative agency (such as the National Labor Relations Board or the Equal Employment Opportunity Commission) and nothing in Section 17 of the Agreement limits a federal, state or local government agency from its pursuit of a claim in court or the remedies it may seek from a court.

(c)
Class, Collective, or Representative Action Waiver. Executive and Brinker agree that all disputes covered by Section 17(a) of the Agreement must be pursued on an individual basis only and, to the maximum extent permitted by law, Executive and Brinker waive the right to commence, be a party to, participate in, receive money or any other relief from, or amend any existing lawsuit to include, any representative, collective or class proceeding or claims or to bring jointly any claim covered by Section 17(a) of the Agreement. Executive and Brinker agree that neither Executive nor Brinker may bring a claim covered by Section 17(a) of the Agreement on behalf of other individuals or entities and an arbitrator may not: (a) combine more than one individual’s claim or claims into a single case; (b) order, require, participate in or facilitate production of class-wide contact information or notification to others of potential claims; or (c) arbitrate any form of a class, collective, or representative proceeding. Nothing in this Agreement limits Executive’s right to challenge the waiver of class, collective or representative actions in Section 17(a) of the Agreement.

(d)
Authority to Resolve Disputes. A court (and not any arbitrator) has the exclusive authority to resolve disputes about the interpretation, applicability, enforceability or formation of the class, collective, or representative action waiver provision in Section 17(c) of the Agreement, including but not limited to, any claim that the class, collective, or representative action waiver is void or

Exhibit 10.1

CEO AGREEMENT

voidable. That said, the arbitrator, and not any court, shall have exclusive authority to resolve disputes about the interpretation, applicability, enforceability or formation of any other provision of Section 17 of the Agreement including, but not limited to, any claim that any other part of Section 17 of the Agreement is void or voidable. If any provision, or any portion of any provision, of Section 17 of the Agreement is found to be unenforceable (by a court or arbitrator, as applicable), the court or arbitrator (as applicable) shall interpret or modify the provision, the portion of the provision, or Section 17 of the Agreement to the extent necessary for it to be enforceable. If a provision or portion of a provision is deemed unlawful or unenforceable, that provision or portion shall be severed, and, to the extent permitted by applicable law, Section 17 of the Agreement automatically and immediately shall be amended, modified and/or altered to be enforceable. If any portion of the class, collective, or representative action waiver is deemed unenforceable as to any particular claim, then such claim that is determined to be not subject to waiver shall proceed in court (subject to then applicable case law, defenses, and court orders concerning class certification and other matters) and not arbitration.

(e)
Arbitration Rules. The arbitration shall be arbitrated by a single arbitrator in accordance with the Employment Arbitration Rules of the American Arbitration Association (“AAA”). A copy of the current AAA Employment Arbitration Rules is available for Executive to review at www.adr.org. Executive may obtain a hard copy of the AAA Employment Arbitration Rules at www.adr.org or from Executive’s PeopleWorks Partner. Executive also may contact AAA to request a copy of these rules at 1101 Laurel Oak Road, Suite 100, Voorhees, NJ 08043, Toll Free No. 877-495-4185. For claims against Brinker, notice must be sent to the AAA and also to Brinker: General Counsel, Brinker International, 6820 LBJ Freeway, Dallas, TX 75240. Brinker will send notices of claims to the AAA and also to the last known address of Executive.

(f)	Miscellaneous.

(i)	Arbitrations shall take place in or near the city where Executive works or last worked for Brinker.

(ii)	Each party is entitled to representation by an attorney of its choice throughout the arbitration at its own expense.

(iii)
Brinker will pay the arbitration filing fees, and the fees of the arbitrator, even if the arbitration is initiated by Executive, and Brinker will also reimburse Executive for any administrative filing fees the AAA requires Executive to pay. Except for the fees for the arbitrator and the administration of the arbitration, both of which shall be paid by Brinker, each party shall otherwise bear its own costs and fees associated with the arbitration, unless provided by Section 17 of the Agreement, the AAA Employment Arbitration Rules, applicable law, operation of law, or awarded by the arbitrator in the final, written decision.

(iv)
The Federal Rules of Civil Procedure (except for Rule 23) and Federal Rules of Evidence, which are the rules that would apply if the matter proceeded in a federal court, shall apply throughout the arbitration, unless modified by the mutual agreement of the Parties. If there is a conflict between Section 17 of the Agreement and those rules, Section 17 of the Agreement prevails.

(v)	The law of the state in which Executive works or most recently worked for Brinker (without regard for its conflict of law principles) will govern the substance of the claim.

Exhibit 10.1

CEO AGREEMENT

(vi)
Section 17 of the Agreement shall not limit any party’s right to obtain any provisional or equitable remedy, including, without limitation, temporary restraining orders and injunctive relief from any court of competent jurisdiction, as may be necessary in the sole judgment of such party to protect its rights.

(vii)
The arbitrator may award individual relief only. The arbitrator’s decision shall be final and binding on the parties, their heirs, executors, administrators, successors and assigns, and may be entered and enforced in any court of competent jurisdiction. The arbitrator shall have the power to award the same damages (subject to applicable statutory or other limitations) or legal or equitable relief that would have been available in a court of competent jurisdiction including, but not limited to, any remedy or relief that the arbitrator deems just and equitable and which is authorized by applicable law, including but not limited to, attorneys’ fees available under applicable law.

(viii)
All orders of the arbitrator (except evidentiary rulings at the arbitration) will be in writing and subject to review pursuant to the Federal Arbitration Act (“FAA”). Executive and Brinker agree that the FAA shall govern Section 17 of the Agreement.

To the extent Section 17 of the Agreement conflicts with the Employment Arbitration Rules of the AAA, the express provisions of Section 17 of the Agreement shall prevail.

18.	SECTION 409A

(a)
Although the Company does not guarantee the tax treatment of any payments under the Agreement, the intent of the Parties is that the payments and benefits under this Agreement be exempt from, or comply with, Section 409A of the Code and all Treasury Regulations and guidance promulgated thereunder (“Code Section 409A”) and to the maximum extent permitted the Agreement shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or its affiliates or their respective officers, directors, employees or agents be liable for any additional tax, interest or penalties that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A.

(b)
Notwithstanding any other provision of this Agreement to the contrary, to the extent that any reimbursement of expenses constitutes “deferred compensation” under Code Section 409A, such reimbursement shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year.

(c)
For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), the right to receive payments in the form of installment payments shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment. Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(d)
Notwithstanding any other provision of this Agreement to the contrary, if at the time of Executive’s separation from service (as defined in Code Section 409A), Executive is a “Specified Employee”, then the Company will defer the payment or commencement of any “nonqualified deferred compensation” subject to Code Section 409A payable upon separation from service (without any

Exhibit 10.1

CEO AGREEMENT

reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following separation from service or, if earlier, the earliest other date as is permitted under Code Section 409A (and any amounts that otherwise would have been paid during this deferral period will be paid in a lump sum on the day after the expiration of the six (6) month period or such shorter period, if applicable). Executive will be a “Specified Employee” for purposes of this Agreement if, on the date of Executive’s separation from service, Executive is an individual who is, under the method of determination adopted by the Company designated as, or within the category of employees deemed to be, a “Specified Employee” within the meaning and in accordance with Treasury Regulation Section 1.409A-1(i). The Company shall determine in its sole discretion all matters relating to who is a “Specified Employee” and the application of and effects of the change in such determination.

(e)
Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “nonqualified deferred compensation” within the meaning of Code Section 409A upon or following a termination of the Executive’s employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” and the date of such separation from service shall be the date of termination for purposes of any such payment or benefits.

19.	NOTICES.
Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by nationally recognized overnight courier services, by registered or certified mail, return receipt requested, by facsimile or by hand delivery, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:
To the Company:

[insert address]
Attention: ___________________

To Executive:

[insert address]

Exhibit 10.1

CEO AGREEMENT

20.	MISCELLANEOUS.

(a)
Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(b)
Separability. If any term or provision of this Agreement above is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such term or provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

(c)	Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

(d)	Rules of Construction. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

(e)
Counterparts. This Agreement may be executed via electronic signature and in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year set forth below.

BRINKER INTERNATIONAL, INC.

By: _______________________________________

Name: _____________________________________

Title: ______________________________________

Date: ______________________________________

EXECUTIVE ___________________________________________ Date: ______________________________________ Address: ___________________________________ ___________________________________________